UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

Valero Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2015, Valero Energy Partners LP (the “Partnership”) amended and restated its existing revolving credit agreement dated as of November 14, 2013 to, among other things, extend the maturity two years from November 14, 2018 to November 12, 2020, increase the total commitments and reduce the commitment fees and interest rates applicable to borrowings thereunder under certain circumstances. The amended and restated credit agreement (the “Credit Facility”) was entered into by and among the Partnership, Valero Partners Operating Co. LLC, JPMorgan Chase Bank, N.A. as Administrative Agent and the several lenders party thereto. The Credit Facility provides for a revolving credit facility in an aggregate principal amount of up to $750,000,000 with a letter of credit subfacility of up to $100,000,000. Revolving commitments under the Credit Facility may be increased by up to $250,000,000 for a total revolving commitment of $1,000,000,000.

Obligations of the Partnership under the Credit Facility will be initially guaranteed by Valero Partners Operating Co. LLC and may be guaranteed by other subsidiaries in the future.

Borrowings under the Credit Facility bear interest at the eurodollar rate or the base rate, at the Partnership’s election, plus an applicable rate ranging from 1.25% to 1.75% (in the case of eurodollar borrowings) and 0.25% to 0.75% (in the case of base rate borrowings), in each case based upon the Partnership’s consolidated leverage ratio.

The Credit Facility requires the Partnership to pay a commitment fee accruing on the daily amount of unused commitments of the lenders at a rate ranging from 0.175% and 0.35% per annum, based upon the Partnership’s consolidated leverage ratio.

Interest and commitment fees under the Credit Facility are payable quarterly in arrears (or shorter, if the interest period elected by the Partnership is shorter than 3 months). The Credit Facility also requires the Partnership to pay customary letter of credit participation and fronting fees and other fees to the lenders.

The Credit Facility contains various customary affirmative, negative and financial covenants and events of default. Proceeds under the Credit Facility will be used for general corporate purposes, including, at the option of the Partnership, to refinance other indebtedness.

The foregoing description is not complete and is qualified in its entirety by reference to the Credit Facility which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of November 12, 2015, among Valero Energy Partners LP as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent; and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP

By:	Valero Energy Partners GP LLC, its general partner

By:	/s/ Donna M. Titzman
Donna M. Titzman
Senior Vice President, Chief Financial Officer and Treasurer

Date: November 13, 2015

3